Exhibit (h)(27)

Calamos Investment Trust and Calamos Advisors Trust

Amendment to the Amended and Restated Transfer Agent Servicing Agreement

This amendment dated as of June 30, 2021 (the “Amendment”) to the Amended and Restated Transfer Agent Servicing Agreement, dated January 1, 2017, by and among Calamos Investment Trust, Calamos Advisors Trust and U.S. Bancorp Funds Services, LLC d/b/a U.S. Bank Global Fund Services (as amended, restated, modified or supplemented from time to time, collectively, the “Agreement”).

In consideration of the mutual covenants and agreements contained herein, the parties agree to the following amendment to the Agreement:

1.	In Section 14, the notice period for termination is changed from 90 days prior written notice to 180 days prior written notice. Therefore, the second and third sentences of Section 14 are deleted in their entirety and replaced with the following, leaving the remainder of Section 14 unchanged:

This Agreement may be terminated by either party upon giving 180 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Following the initial term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 180 days prior to the end of the then current term that it will not be renewing the Agreement.

2.	The separate series of Calamos Investment Trust and Calamos Advisors Trust set forth on Exhibit A of the Agreement is hereby deleted and replaced with the following Exhibit A:

Exhibit A to the Transfer Agent Servicing Agreement

The Calamos Fund Complex shall mean:

Calamos Investment Trust

Calamos Growth Fund

Calamos Select Fund

Calamos Growth and Income Fund

Calamos International Growth Fund

Calamos Global Opportunities Fund

Calamos High Income Opportunities Fund

Calamos Convertible Fund

Calamos Market Neutral Income Fund

Calamos Global Equity Fund

Calamos Total Return Bond Fund

Calamos Evolving World Growth Fund

Calamos Dividend Growth Fund

Calamos Global Convertible Fund

Calamos Hedged Equity Fund

Calamos Phineus Long/Short Fund

Calamos Short-Term Bond Fund

Calamos Timpani Small Cap Growth Fund

Calamos Timpani SMID Growth Fund

Calamos Advisors Trust

Calamos Growth and Income Portfolio

3.	The fee schedule for services provided to Calamos Investment Trust and Calamos Advisors Trust set forth on Exhibit E of the Agreement is hereby deleted and replaced in its entirety with Exhibit E attached hereto.

All other terms of the Agreement shall remain in full force and effect. If the terms of the Agreement and this Amendment conflict, the terms of this Amendment shall govern.

Each party represents that the undersigned has full power and authority to execute this Amendment and bind such party according to the terms herein.

Dated: June 30, 2021

Calamos Investment Trust		U.S. Bancorp Fund Services, LLC

By:	/s/ Stephen Atkin	By:	/s/ Anita Zagrodnik
Name:	Stephen Atkins	Name:	Anita Zagrodnik
Title:	Treasurer	Title:	Senior Vice President

Calamos Advisors Trust

By:	/s/ Stephen Atkin
Name:	Stephen Atkins
Title:	Treasurer

Exhibit E to the

Transfer Agent Servicing Agreement - Fee Schedule (including MARSTM )

CALAMOS INVESTMENT TRUST and CALAMOS ADVISORS TRUST

As of April 1, 2021

CCO annual support fees: $5,000

Annual Fee Per Shareholder Account

Direct Open Accounts

$14.00 per account – first 50,000 accounts

$13.00 per account – next 50,000 accounts

$11.00 per account – balance of accounts

Direct Closed Accounts

$5.00 per account

Minimum annual fee: WAIVE

$28,000 for the first fund or class

$10,000 each additional fund or class

CUSIP fee: WAIVE

$2,400 per CUSIP

NSCC Network Level 3 Accounts

$  8.00 per account – first 250,000 accounts

$  7.00 per account – next 150,000 accounts

$  6.00 per account – balance of accounts

NSCC Network Level 3 Closed Accounts

$2.50 per closed account

Plus Fund Group Asset Fee (monthly assets calculated on average daily net assets)

1.00 basis point per year – First $8.0 billion

  .75 basis point per year – Next $5.0 billion

  .25 basis point per year – Next $3.0 billion

  .15 basis point per year – Balance of fund group assets

-	Monthly Assets calculated on Avg. Daily Net Assets

Omnibus Transaction Fees: $.20/transaction

Telephone Calls - $1.00 per call - waive

Draft Check Processing - $1.00 per draft - waive

Daily Valuation Trades - $6.75 per trade - waive

ACH Shareholder Services – waive

Exhibit E (continued) to the Transfer Agent Servicing Agreement

CALAMOS INVESTMENT TRUST & CALAMOS ADVISORS TRUST

As of April 1, 2021

Plus Miscellaneous Expenses, including but not limited to:

Telephone – toll free lines

Retention of records

Postage

Microfilm/fiche of records

Programming, Special reports

Stationary/envelopes

Insurance

NSCC charges

Proxies

Shareholder Verifications

All other miscellaneous expenses

Qualified Plan Fees (Billed to Investors) WAIVE

Annual maintenance fee per account	$ 15.00 / account (Cap at $30.00 per SSN)
Coverdell Education Savings account	$ 15.00 / account (Cap at $30.00 / per SSN)
Distribution to participant	$ 25.00 / transaction (Exclusive of SWP)
Refund of excess contribution	$ 25.00 / transaction

Additional Shareholder Fees (Billed to Investors)

Any outgoing wire transfer	$15.00 / wire
Telephone exchange	$ 5.00 / exch. WAIVE
Transfer to successor trustee	$25.00 / transfer
Return check fee	$25.00 / item
Stop payment	$25.00 / stop (Liquidation, dividend, draft check)
Research fee	$ 5.00 / item (For requested items of the second calendar year [or previous] to the request)(Cap at $25.00)
WAIVE 12b-1 Payments	$6,000 per year for all funds

AML Fees:

Annual Base Fee	$5,000
New domestic accounts	$1.00 per account
New foreign accounts	$2.00 per account
WAIVE File Transfer	$160/month and $.01/record

Shareholder System Select Request	$ 300.00 / request
Systems Development/Programming	$ 200.00/ hour
Fund Group Addition	$2,000.00 / fund group
Fund Additions	$1,500.00 / fund or class
Lost Shareholder Search (Sovos/ADA)	$ 5.00 / search
Disaster Recovery Monthly Maintenance Fee	$1,000 / month

Digital Investor

Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.

▪	Implementation

▪	$17,500.00 –per fund group, Inquiry only - no transaction capabilities

▪	$30,000.00 per fund group, base transactional and maintenance functionality

▪	Three year minimum term

Description	Schedule

Annual Fee – Based on Login Volume
Up to 100,000	$30,000
100,000 – 999,999	$32,000
1,000,000+	$34,000
Activity Fees
Per Login	$0.008 per event
Login Challenge (email or SMS Text)	$0.06 per event
Inquiry	$0.15 per event
Account Maintenance	$0.25 per event
Transaction – financial transactions, duplicate statements requests, etc.	$0.50 per event
New Account Set-up	$3.00 per event
Bank Verification Attempt	$3.00 per event

Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

Informa Shareholder Electronic Statement Services

Electronic Confirm Presentation

eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.

▪	Document Loading, Storage, and Access – $0.08 per statement

▪	Document Consent Processing, Suppression, and Notification – $0.35 per suppressed statement

▪	Development & Implementation of Electronic Confirm Statements – $12,000 initial setup fee

Electronic Investor Statement Presentation

eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.

▪	Document Loading, Storage, and Access – $0.08 per statement

▪	Document Consent Processing, Suppression, and Notification – $0.35 per suppressed statement

▪	Development & Implementation of Electronic Investor Statements – $5,000 initial setup fee

Electronic Tax Presentation

eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

▪	Document Loading, Storage, and Access – $0.08 per statement

▪	Document Consent Processing, Suppression, and Notification – $0.35 per suppressed statement

▪	Development & Implementation of Electronic Tax Statements – $5,000 initial setup fee

Electronic Compliance Presentation

eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.

▪	Document Consent Processing, Suppression, and Notification – $0.35 per suppressed statement

▪	Development & Implementation of Electronic Compliance Documents – $5,000 initial setup fee

Related Digital Investor Fees

▪	View Consent Enrollment – $0.03 per transaction

▪	Consent Enrollment – $0.13 per transaction

▪	View Statements – $0.03 per view

Notes:

▪	Statements presented as PDF documents

▪	Statements will be loaded for all accounts, regardless of consent

▪	Three year minimum term

▪	Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $0.015 per document per year for three years and greater, if desired

Digital Investor customization charges apply.

FAN Mail – WAIVE (Base Fee & Activity Charges)

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

▪	Base Fee Per Management Company – file generation and delivery – $6,000 per year

▪	Per Record Charge

•	Rep/Branch/ID – $.018

•	Dealer – $0.012

Price Files – $0.002 per record or $1.75 per user per month, whichever is less

Vision Electronic Statement Services

Online account access for broker/dealers, financial planners, and RIAs.

▪	Account inquiry

•	Inquiry - $0.05 per event

•	Vision ID - $5.00 per month per ID

▪	Transaction Processing*

•	Implementation Fee - $5,000 per Management Company

•	Transaction – purchase, redeem, and exchange - $0.50 per event

•	Monthly Minimum Charge - $500 per month

▪	Electronic Statements*

•	Implementation- $5,000 per fund group

•	Load charges-$0.05 per image

•	Archive charge (for any image stored beyond 2 years)-$0.015 per document

*Vision ID and event charges also apply.

•	Threatmetrix Services:

Description	Monthly Schedule	Annualized
MFA Annual Product Fee

Below 1000 IDs	$125	$1,500
1000-3450 IDs	$208	$2,500
3451 IDs and above	$583	$7,000

Fees and miscellaneous expenses are billed to the fund monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed.

Exhibit E (continued) to the Transfer Agent Servicing Agreement ..

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost

▪	$35,000 – $50,000 MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)

Standard MARS Products & Services (Monthly fees)

▪	$5,000 MARS Sales & Compliance Reporting (Includes 1 Sale & 1 Compliance Users)

▪	$3,500 MARS Sales Reporting (Includes 1 Sales Users)

▪	$3,500 MARS 22c-2 Compliance (Includes 5 Compliance Users)

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial four dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $50 per month.

Standard MARS System Setup & Implementation Costs

▪	$20,000 – SalesForce.com Integration (if added after initial MARS implementation)

▪	$7,500 – Custom Data Interface

▪	$1,800 – OmniSERV Setup ($250 Monthly Maintenance Fee)

▪	$2,500 – Standard DCIO Interface Setup ($250 Monthly Maintenance Fee)

▪	$2,500 – Standard Interface Setup ($250 Monthly Maintenance Fee)

▪	$1,800 – Additional OmniSERV Interface ($250 Monthly Maintenance Fee)

Standard MARS Licenses (Monthly Fee Per User)

▪	$230 – Sales Reporting

▪	$200 – 22c-2 Compliance

▪	$150 – CRM

▪	$250 – SFDC

MARS Training (in-person)

▪	$2,500 /day plus travel and out-of-pocket expenses.

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions 0 – 5K	$650.00
Monthly Transactions 5K – 7.5K	$975.00
Monthly Transactions 7.5K – 10K	$1,300.00
Monthly Transactions 10K – 15K	$1,625.00
Monthly Transactions 15K - 20k	$1,950.00
Monthly Transactions 20k - 40k	$3,250.00
Monthly Transactions 40k - 60k	$4,550.00
Monthly Transactions 60k - 80k	$5,850.00
Monthly Transactions 80k - 100k	$6,500.00
Monthly Transactions 100k - 120k	$7,150.00
Monthly Transactions 120k - 140k	$7,800.00
Monthly Transactions 140k - 160k	$8,125.00
Monthly Transactions 160k - 180k	$8,450.00
Monthly Transactions 180k - 200k	$8,775.00
Monthly Transactions 200k - 220k	$8,970.00
Monthly Transactions 220k - 240k	$9,165.00
Monthly Transactions 240k - 260k	$9,360.00
Monthly Transactions 260k - 280k	$9,555.00
Monthly Transactions 280k - 300k	$9,750.00
Monthly Transactions 300k-320k	$9,945.00
Monthly Transactions 320k-340k	$10,140.00
Monthly Transactions 340k-360k	$10,335.00
Monthly Transactions 360k-380k	$10,530.00
Monthly Transactions 380k-400k	$10,725.00
Monthly Transactions 400k-420k	$10,920.00
Monthly Transactions 420k-440k	$11,115.00
Monthly Transactions 440k-460k	$11,310.00
Monthly Transactions 460k-480k	$11,505.00
Monthly Transactions 480k-500k	$11,700.00
Monthly Transactions 500k-520k	$11,895.00
Monthly Transactions 520k-540k	$12,090.00
Monthly Transactions 540k-560k	$12,285.00
Monthly Transactions 560k-580k	$12,480.00
Monthly Transactions 580k-600k	$12,675.00
Monthly Transactions 600K-620k	$12,870.00
Monthly Transactions 620k-640k	$13,065.00
Monthly Transactions 640k-660k	$13,260.00
Monthly Transactions 660k-680k	$13,455.00
Monthly Transactions 680k-700k	$13,650.00
Monthly Transactions 700k-720k	$13,845.00
Monthly Transactions 720k-740k	$14,040.00
Monthly Transactions 740k-760k	$14,235.00
Monthly Transactions 760k-780k	$14,365.00
Monthly Transactions 780k-800k	$14,560.00
Monthly Transactions 800k-820k	$14,755.00
Monthly Transactions 820k-840k	$14,950.00
Monthly Transactions 840k-860k	$15,145.00
Monthly Transactions 860k-880k	$15,340.00
Monthly Transactions 880k-900k	$15,535.00
Monthly Transactions 900k-920k	$15,665.00
Monthly Transactions 920k-940k	$15,860.00
Monthly Transactions940k-960k	$16,055.00
Monthly Transactions 960k-980k	$16,250.00
Monthly Transactions 980k-1m	$16,445.00

Additional Products & Services (Quoted Separately)

CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), Profiling, Market Metrics, Team Buying Units and RIA Monthly Load.

** The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size

▪	$10,000 – MARS Lite Base Sales Reporting Only (Includes up to one year of historical DST/TA2000 data)

MARS Lite Products & Services (Monthly fees)

▪	$2,000 MARS Sales & Compliance Reporting

▪	$1,800 MARS Sales Reporting Only

▪	$1,800 MARS 22c-2 Compliance Only

Once an AUM of $1,000,000,000 has been reached client must transition to a Standard MARS environment. Additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Basic support includes file import assistance, database query requests, compliance report monitoring/review/analysis (only with compliance module), and business requirement analysis. Additional Enhanced Services support can be negotiated. Any System Upgrades & Enhancements (quoted separately through a Statement of Work). Base includes initial two dealer interfaces plus DST. Each additional interface requires a setup fee and monthly maintenance fee. Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $50 per month. No CRM real-time integration. There is no system access with MARS Lite.

MARS Lite System Setup & Implementation Costs (One-time fee)

▪	$7,500 – Custom Data Interface

▪	$1,800 – Additional OmniSERV Setup ($250 Monthly)

▪	$2,500 – Standard DCIO Interface Setup ($250 Monthly)

▪	$2,500 – Standard Interface Setup ($250 Monthly)

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Transaction cleaning Fees:

Item Description	Monthly cleaning fees
Monthly Transactions 0 – 5K	$650.00
Monthly Transactions 5K – 7.5K	$975.00
Monthly Transactions 7.5K – 10K	$1,300.00
Monthly Transactions 10K – 15K	$1,625.00
Monthly Transactions 15K - 20k	$1,950.00
Monthly Transactions 20k - 40k	$3,250.00
Monthly Transactions 40k - 60k	$4,550.00
Monthly Transactions 60k - 80k	$5,850.00
Monthly Transactions 80k - 100k	$6,500.00
Monthly Transactions 100k - 120k	$7,150.00
Monthly Transactions 120k - 140k	$7,800.00
Monthly Transactions 140k - 160k	$8,125.00
Monthly Transactions 160k - 180k	$8,450.00
Monthly Transactions 180k - 200k	$8,775.00
Monthly Transactions 200k - 220k	$8,970.00
Monthly Transactions 220k - 240k	$9,165.00
Monthly Transactions 240k - 260k	$9,360.00
Monthly Transactions 260k - 280k	$9,555.00
Monthly Transactions 280k - 300k	$9,750.00
Monthly Transactions 300k-320k	$9,945.00
Monthly Transactions 320k-340k	$10,140.00
Monthly Transactions 340k-360k	$10,335.00
Monthly Transactions 360k-380k	$10,530.00
Monthly Transactions 380k-400k	$10,725.00
Monthly Transactions 400k-420k	$10,920.00
Monthly Transactions 420k-440k	$11,115.00
Monthly Transactions 440k-460k	$11,310.00
Monthly Transactions 460k-480k	$11,505.00
Monthly Transactions 480k-500k	$11,700.00
Monthly Transactions 500k-520k	$11,895.00
Monthly Transactions 520k-540k	$12,090.00
Monthly Transactions 540k-560k	$12,285.00
Monthly Transactions 560k-580k	$12,480.00
Monthly Transactions 580k-600k	$12,675.00
Monthly Transactions 600K-620k	$12,870.00
Monthly Transactions 620k-640k	$13,065.00
Monthly Transactions 640k-660k	$13,260.00
Monthly Transactions 660k-680k	$13,455.00
Monthly Transactions 680k-700k	$13,650.00
Monthly Transactions 700k-720k	$13,845.00
Monthly Transactions 720k-740k	$14,040.00
Monthly Transactions 740k-760k	$14,235.00
Monthly Transactions 760k-780k	$14,365.00
Monthly Transactions 780k-800k	$14,560.00
Monthly Transactions 800k-820k	$14,755.00
Monthly Transactions 820k-840k	$14,950.00
Monthly Transactions 840k-860k	$15,145.00
Monthly Transactions 860k-880k	$15,340.00
Monthly Transactions 880k-900k	$15,535.00
Monthly Transactions 900k-920k	$15,665.00
Monthly Transactions 920k-940k	$15,860.00
Monthly Transactions940k-960k	$16,055.00
Monthly Transactions 960k-980k	$16,250.00
Monthly Transactions 980k-1m	$16,445.00

The implementation fee will be charged the month following the signed statement of work. Monthly Billing commences once you are live on the MARS system. A project plan will be put in place to clean all historical transactions once live on the MARS system. This will take several months to complete. The system will need one month of testing and report setup after go-live. This statement of work is valid for 60 days from the date requested. Once signed this agreement is binding for two years. MARS pricing does not include any fees imposed by intermediaries such as OmniServ. To qualify for MARS Lite a fund’s AUM must be under one billion dollars. Once a client has reached and AUM of $1 billion in the MARS Lite environment a separate Work Order will be required to transition to a Standard MARS environment. There may be fees associated with this transition.